Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2015 RESULTS

- First Quarter 2015 Net Revenue and Consolidated Adjusted EBITDA Increases 13% and 12% Respectively -
- Free Cash Flow Increases 10% -
- Announces Quarterly Cash Dividend of $0.025 Per Share -

SANTA MONICA, CALIFORNIA, May 7, 2015 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2015.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9. Unaudited financial highlights are as follows:

	Three-Month Period
	Ended March 31,
	2015	2014	% Change
Net revenue	$59,550	$52,656	13%
Cost of revenue - digital media (1)	1,360	-	100%
Operating expenses (2)	37,186	33,507	11%
Corporate expenses (3)	4,993	4,836	3%

Consolidated adjusted EBITDA (4)	16,842	14,985	12%

Free cash flow (5)	$10,258	$9,353	10%
Free cash flow per share, basic (5)	$0.12	$0.11	9%
Free cash flow per share, diluted (5)	$0.11	$0.10	10%

Net income (loss)	$5,284	$4,388	20%

Net income (loss) per share, basic and diluted	$0.06	$0.05	20%

Weighted average common shares outstanding, basic	87,531,375	88,683,948
Weighted average common shares outstanding, diluted	90,085,961	90,943,866

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.4 million and $0.1 million of non-cash stock-based compensation for the three-month periods ended March 31, 2015 and 2014, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)	Corporate expenses include $0.5 million and $0.6 million of non-cash stock-based compensation for the three-month periods ended March 31, 2015 and 2014, respectively.
(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash

Entravision Communications

financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the first quarter, we achieved revenue growth driven by increases in our television, radio and digital media segments. We also improved our free cash flow and net income over the first quarter of 2014.  We continued to build our digital footprint through the acquisition of Pulpo Media in June 2014, which provides us with an integrated platform to allow advertisers and marketers to connect with Latino audiences.  Looking ahead, we remain well positioned to build on our success in attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.025 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.2 million. The quarterly dividend will be payable on June 30, 2015 to shareholders of record as of the close of business on June 15, 2015, and the common stock will trade ex-dividend on June 11, 2015. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis. However any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Financial Results

Three-Month Period Ended March 31, 2015 Compared to Three-Month Period Ended

March 31, 2014

(Unaudited)

	Three-Month Period
	Ended March 31,
	2015	2014	% Change
Net revenue	$59,550	$52,656	13%
Cost of revenue - digital media (1)	1,360	-	100%
Operating expenses (1)	37,186	33,507	11%
Corporate expenses (1)	4,993	4,836	3%
Depreciation and amortization	3,962	3,515	13%

Operating income (loss)	12,049	10,798	12%
Interest expense, net	(3,219)	(3,426)	(6)%

Income (loss) before income taxes	8,830	7,372	20%

Income tax (expense) benefit	(3,546)	(2,984)	19%
Net income (loss)	$5,284	$4,388	20%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $59.6 million for the three-month period ended March 31, 2015 from $52.7 million for the three-month period ended March 31, 2014, an increase of $6.9 million. Of the overall increase, approximately $1.8 million was generated by our television segment and was primarily attributable to approximately $5.0 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator. This increase was partially offset by decreases in local and national advertising revenue, a decrease in political advertising revenue, which was not material in 2015, and a decrease in retransmission consent revenue. Additionally, $1.4 million of the overall increase was generated by our radio segment and was primarily attributable to increases in local and national advertising. The remaining $3.7 million of the overall increase was generated by our digital segment, resulting from our acquisition of Pulpo Media (“Pulpo”) in June 2014 and which did not contribute to revenues in prior periods.

Operating expenses increased to $37.2 million for the three-month period ended March 31, 2015 from $33.5 million for the three-month period ended March 31, 2014, an increase of $3.7 million. The increase was primarily attributable to our acquisition of Pulpo in June 2014, and increases in rent expense, salary expense and employee benefits costs.

Corporate expenses increased to $5.0 million for the three-month period ended March 31, 2015 from $4.8 million for the three-month period ended March 31, 2014, an increase of $0.2 million. The increase was primarily attributable to an increase in salary expense.

Cost of revenue was $1.4 million for the three-month period ended March 31, 2015 due to the acquisition of Pulpo in June 2014.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period
	Ended March 31,
	2015	2014	% Change
Net Revenue
Television	$39,502	$37,741	5%
Radio	16,345	14,915	10%
Digital	3,703	-	100%
Total	$59,550	$52,656	13%

Cost of Revenue - digital media (1)
Digital	$1,360	$-	100%

Operating Expenses (1)
Television	$19,734	$19,451	1%
Radio	14,712	14,056	5%
Digital	2,740	-	100%
Total	$37,186	$33,507	11%

Corporate Expenses (1)	$4,993	$4,836	3%

Consolidated adjusted EBITDA (1)	$16,842	$14,985	12%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2015 first quarter results on May 7, 2015 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified media company serving Latino audiences and communities with an integrated platform of solutions and services that includes television, radio, digital media and data analytics to reach Latino audiences across the United States and Latin America. Entravision has 58 primary television stations, including in 20 of the nation’s top 50 Latino markets, and is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMás network. Entravision also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations, and Entravision Solutions, a national sales representation and marketing organization specializing in Spanish-language media platforms and radio networks. Entravision also offers a variety of digital media platforms and services, including digital content, digital advertising platforms, including the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and data analytics solutions designed to maximize the opportunity for advertisers and marketers to connect with the growing Latino consumer market. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	March 31,	December 31,
	2015	2014

ASSETS
Current assets
Cash and cash equivalents	$49,864	$31,260
Trade receivables, net of allowance for doubtful accounts	48,947	64,956
Deferred income taxes	5,900	5,900
Prepaid expenses and other current assets	5,776	5,295
Total current assets	110,487	107,411
Property and equipment, net	56,948	56,784
Intangible assets subject to amortization, net	19,309	20,193
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	50,081
Deferred income taxes	64,328	66,558
Other assets	5,770	6,039
Total assets	$527,624	$527,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Advances payable, related parties	118	118
Accounts payable and accrued expenses	27,432	32,195
Total current liabilities	31,300	36,063
Long-term debt, less current maturities	335,625	336,563
Other long-term liabilities	11,451	9,583
Total liabilities	378,376	382,209

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	911,737	912,161
Accumulated deficit	(759,190)	(764,474)
Accumulated other comprehensive income (loss)	(3,308)	(2,138)
Total stockholders' equity	149,248	145,558
Total liabilities and stockholders' equity	$527,624	$527,767

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2015	2014

Net revenue	$59,550	$52,656

Expenses:
Cost of revenue - digital media	1,360	-
Direct operating expenses	26,685	24,876
Selling, general and administrative expenses	10,501	8,631
Corporate expenses	4,993	4,836
Depreciation and amortization	3,962	3,515
	47,501	41,858
Operating income (loss)	12,049	10,798
Interest expense	(3,227)	(3,438)
Interest income	8	12
Income (loss) before income taxes	8,830	7,372
Income tax (expense) benefit	(3,546)	(2,984)
Net income (loss)	$5,284	$4,388

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$0.06	$0.05

Cash dividends declared per common share	$0.03	$0.03

Weighted average common shares outstanding, basic	87,531,375	88,683,948
Weighted average common shares outstanding, diluted	90,085,961	90,943,866

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2015	2014

Cash flows from operating activities:
Net income (loss)	$5,284	$4,388
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,962	3,515
Deferred income taxes	2,959	2,495
Amortization of debt issue costs	194	201
Amortization of syndication contracts	86	122
Payments on syndication contracts	(122)	(158)
Non-cash stock-based compensation	867	708
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	15,976	3,510
(Increase) decrease in prepaid expenses and other assets	(561)	(993)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(3,840)	(7,041)
Net cash provided by (used in) operating activities	24,805	6,747
Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,972)	(1,918)
Net cash provided by (used in) investing activities	(2,972)	(1,918)
Cash flows from financing activities:
Proceeds from stock option exercises	900	1,636
Payments on long-term debt	(938)	(938)
Dividends paid	(2,191)	(2,224)
Payment of contingent consideration	(1,000)	-
Net cash provided by (used in) financing activities	(3,229)	(1,526)
Net increase (decrease) in cash and cash equivalents	18,604	3,303
Cash and cash equivalents:
Beginning	31,260	43,822
Ending	$49,864	$47,125

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2015	2014

Consolidated adjusted EBITDA (1)	$16,842	$14,985
Interest expense	(3,227)	(3,438)
Interest income	8	12
Income tax (expense) benefit	(3,546)	(2,984)
Amortization of syndication contracts	(86)	(122)
Payments on syndication contracts	122	158
Non-cash stock-based compensation included in direct operating expenses	(358)	(90)
Non-cash stock-based compensation included in corporate expenses	(509)	(618)
Depreciation and amortization	(3,962)	(3,515)
Net income (loss)	5,284	4,388
Depreciation and amortization	3,962	3,515
Deferred income taxes	2,959	2,495
Amortization of debt issue costs	194	201
Amortization of syndication contracts	86	122
Payments on syndication contracts	(122)	(158)
Non-cash stock-based compensation	867	708
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	15,976	3,510
(Increase) decrease in prepaid expenses and other assets	(561)	(993)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(3,840)	(7,041)
Cash flows from operating activities	$24,805	$6,747

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2015	2014
Consolidated adjusted EBITDA (1)	$16,842	$14,985
Net interest expense (1)	3,025	3,225
Cash paid for income taxes	587	489
Capital expenditures (2)	2,972	1,918
Free cash flow (1)	10,258	9,353

Capital expenditures (2)	2,972	1,918
Amortization of debt issue costs	(194)	(201)
Non-cash income tax expense	(2,959)	(2,495)
Amortization of syndication contracts	(86)	(122)
Payments on syndication contracts	122	158
Non-cash stock-based compensation included in direct operating expenses	(358)	(90)
Non-cash stock-based compensation included in corporate expenses	(509)	(618)
Depreciation and amortization	(3,962)	(3,515)
Net income (loss)	$5,284	$4,388

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.